EXPLANATORY NOTE

Robot Cache US Inc. is filing this Form 1-A/A solely for the purpose of filing Exhibit 16.1.

Items 16/17

Index to Exhibits/Description of Exhibits

Exhibit Number	Description

1.1*	Offering Listing Agreement with OpenDeal Broker LLC
2.1*	Certificate of Incorporation
2.2*	Bylaws
3.1*	Form of Warrant
4.1*	Subscription Agreement
6.1*	Software License Agreement with Dead Mage, Inc.
6.2*	Digital Dragon Games Inc. Development Agreement
6.3*	Consulting Agreement Philippe Erwin
6.4*	Development Agreement with Moonify S.A.R.L.
6.5*	Patent Assignment Mark Phillip Caldwell
11.1*	Consent of IndigoSpire CPA Group, LLC
12.1*	Legal Opinion of Ross Law Group, PLLC
16.1**	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

 * - Previously Filed

** - Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 17, 2021.

ROBOT CACHE US INC.

By:	/s/ Lee Jacobson
Name:	Lee Jacobson
Title:	CEO (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

/s/ Lee Jacobson
Name:	Lee Jacobson
Title:	CEO and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Keven Baxter
Name:	Keven Baxter
Title:	Director

/s/ Frank Brian Fargo
Name:	Frank Brian Fargo
Title:	Director